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                                                                       EXHIBIT 5


                               February 13, 1997



Qualix Group, Inc.
1900 South Norfolk, #224
San Mateo, CA 94403

          Re: Qualix Group, Inc. Registration Statement for Offering of 1,619,292 Shares of Common Stock

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,269,292 shares of Common Stock under the 1997 Stock Option Plan, and (ii) 350,000 shares of Common Stock under the Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Option Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                       /s/ Gunderson Dettmer Stough Villeneuve
                                           Franklin & Hachigian, LLP
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                                      Gunderson Dettmer Stough Villeneuve
                                      Franklin & Hachigian, LLP